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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the inclusion in the Prospectus of this Post-Effective Amendment No. 2 to Registration Statement on Form SB-2 (File No. 333-102424) being filed by JAG Media Holdings, Inc. (the "Company") of our report, which contains an explanatory paragraph relating to the Company's ability to continue as a going concern, dated November 1, 2003 on the consolidated financial statements of the Company and its subsidiaries as of July 31, 2003 and for the years ended July 31, 2003 and 2002, which report appears in the Annual Report on Form 10-KSB for the year ended July 31, 2003 previously filed by the Company. We also consent to the related reference to our firm under the caption "Experts" in the Prospectus of this Registration Statement.




                                             /s/ J.H. Cohn LLP

                                             Roseland, New Jersey
                                             December 12, 2003